                                                                   Exhibit 10.9

                                    AGREEMENT
                                       AND
                              PLAN OF ORGANIZATION



         AGREEMENT, dated as of August 28, 1995 among RESEARCH DATA WORLDWIDE, LTD., a Delaware corporation ("RDW"), PREMIER HEALTH ALLIANCE, INC., a Delaware corporation ("Premier"), and CONTRACT RESEARCH WORLDWIDE, L.L.C., a newly-formed limited liability company formed under the laws of Delaware (the a "Company").

                              Preliminary Statement
                              ---------------------

         RDW and Premier are each engaged in various aspects of performing services on behalf of pharmaceutical companies in connection with new drug applications. RDW and Premier desire to form and organize the Company, which will act as a contract research organization and, in connection therewith, RDW and Premier have agreed to take various steps in connection therewith, including, in the case of Premier, the contribution of certain of the assets and the business of Premier's contract research organization division (the "Division").

         NOW, THEREFORE, the parties hereto hereby agree as follows:


                                    ARTICLE I

                              Plan Of Organization
                              --------------------

         1.1 Formation. RDW has formed the Company by filing the Certificate of Formation in the form attached hereto as Annex I. The membership interests in the Company are to be held 65% by RDW and 35% by Premier.

         1.2 Actions to be Taken at Closing. In reliance on the representations, warranties and agreements contained herein and subject to the terms and conditions hereof, at the Closing hereinafter referred to, the parties hereto shall take the following steps:

             (a) RDW and Premier will execute and deliver the operating agreement for the Company in the form attached hereto as Annex II (the "Operating Agreement"), pursuant to which the Company shall thereafter operate.

             (b) Premier, as a capital contribution to the Company, shall convey, transfer and deliver to the Company, the following assets and business of the Division (the "Assets"):

                 (i) Cash in a minimum amount of $300,000.

                 (ii) The Division's fixed assets, including its machinery, equipment, computers and furniture, as described on Schedule 1.2(b) (ii) hereto.

                 (iii) The Division's CTTS software and other privately developed proprietary software of the Division, including all current program listings, source code, object code, computer-coded instructions, flow charts, and all related specifications, program documentation and technical information relating thereto, as more fully described on Schedule 1.2(b) (iii) hereto.

                 (iv) All software not described on Schedule 1.2(b) (iii) which is used on the computers described on Schedule 1.2(b) (ii) to conduct the Division's business as presently conducted.

                 (v) All of the Division's inventories of supplies, as of the Closing.

                 (vi) The Division's contracts for research studies, as listed on Schedule 1.2(b) (vi) hereto, including all prepayments thereunder to the extent pertaining to unperformed portions of the contract.

                 (vii) Such of the Division's other leases, licenses and agreements, listed on Schedule 1.2(b) (vii) hereto, as may be accepted by RDW in its discretion.

                 (viii) All prepaid expenses of the Division, as of the Closing.

                 (ix) All of the Division's books, records, documents, books of accounts, files and correspondence, except for tax returns and filings.

                 (x) All of the Division's business, goodwill and other intangible assets, including without limitation its customer lists, clinical research associates network and investigator network, and all right, title and interest in the name "Premier Research" for use as a contract research organization operating in the pharmaceutical and medical device fields.

         The Assets specifically exclude the Division's accounts receivable. In addition, RDW shall have the right to specifically exclude any of the assets listed above, which specifically excluded assets shall not be included within the term "Assets" hereunder.

             (c) The Company shall accept the transfer and conveyance of the Assets and further shall execute and deliver an Assignment and Assumption Agreement substantially in the form of Annex III hereto (the "Assumption Agreement"), pursuant to which the Company will assume prospective performance from and after the Closing Date, in accordance with the terms thereof, of (i) the contracts for research studies listed on Schedule 1.2 (b) (vi) and (ii) such of the leases, licenses and agreements listed on Schedule 1.2 (b) (vii) as RDW accepts (collectively, the "Assumed Agreements"). The parties acknowledge that certain of the Assumed Agreements may require the consent of the other party thereto for the assignment thereof hereunder. In the event that such consent is

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not obtained and the Company nevertheless chooses to accept such Assumed
Agreement, Premier shall have no liability to the Company with respect to the failure to obtain such consent, nor shall Premier have any liability to the Company in the event that any such Assumed Agreement is terminated, after the Closing, due to the assignment thereof to the Company hereunder. Except as specifically provided in the Assumption Agreement, the Company is assuming no liability or obligation of the Division or of Premier or RDW of any nature whatsoever (including without limitation any claim(s) against the Division or Premier by Medco, which claim(s) shall be the responsibility of Premier).


                                   ARTICLE II

                                   The Closing
                                   -----------

         The closing of the transactions contemplated by paragraph 1.2 above, including the transfer of the Assets (the "Closing"), shall be effective as September 5, 1995. The date of the Closing is referred to in this Agreement as the Closing Date. This Agreement may be terminated by Premier or RDW (provided the terminating party is not in default) if the Closing has not occurred by September 29, 1995.


                                   ARTICLE III

                    Representation and Warranties of Premier
                    ----------------------------------------

         Premier hereby represents, warrants and covenants to RDW and the Company as of the date hereof and the time of the Closing as follows:

         3.1 Seller's Organization, Etc. Premier is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified as a foreign corporation in all jurisdictions wherein the character of the property owned or leased or the nature of the business transacted by it makes qualification as a foreign corporation necessary, and has the corporate power to own its properties and carry on its business.

         3.2 Corporate Authority; Etc. The execution, delivery and performance by Premier of this Agreement and the Operating Agreement, the Assumption Agreement, and the instruments described in paragraphs 6.3 below (collectively with this Agreement, the "Acquisition Documents") have been duly authorized by all necessary corporate action and will not violate any provision of law or of Premier's Certificate of Incorporation or By-Laws or other constituent document, or result in the breach of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any property or assets of Premier pursuant to, any indenture, agreement or instrument to which Premier is a party or by which Premier or any of its property may be bound or affected. The

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Acquisition Documents have been or at Closing will be duly executed and delivered by Premier and constitute or will constitute the legal, valid and binding obligations of Premier, enforceable in accordance with their respective terms.

         3.3 Financial and Other Data. Premier has delivered to Buyer copies of the following financial statements (the "Financial Statements") of the Division:

             (i) A schedule of assets and liabilities as of July 31, 1995 ("Schedule"); and

             (ii) Statements of income for the fiscal years ended December 31, 1992, 1993 and 1994 and for the six month period ended June 30, 1995.

                  Except as noted therein, the Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods indicated. The above-referenced Schedule presents fairly in all material respects the assets and liabilities of the Division as of its date, and the above-referenced statements of income present fairly in all material respects the results of operations of the Division for the periods covered thereby. Premier has disclosed and discussed with RDW the incorrect matching of revenues and expenses which occurred at the 1993 fiscal year end cut-off which overstated operating profit for 1993, and the operating loss for 1994, by approximately $800,000.

         3.4 Litigation, Etc. Except as set forth on Schedule 3.4, there is no litigation, proceeding or governmental investigation pending or, to the best knowledge of Premier, threatened against or relating to the Division, its properties or business, or the transactions contemplated by this Agreement. The consummation of the transactions contemplated by this Agreement will not require the consent, approval, authorization or order of any court or governmental authority and will not result in a violation of any Assumed Agreement. There are no decrees, injunctions or orders of any court or governmental department or agency regarding the Division, its properties or business of which Premier has written notice or actual knowledge.

         3.5 Compliance with Laws. To the best of Premier's knowledge: Premier has complied in all material respects with all federal, state, county, and local laws, statutes, ordinances, rules, regulations, and orders (collectively, the "Laws") relating to the Division or the Assets; the operation of Division's business at its current locations is in conformity in all material respects with all applicable zoning ordinances and regulations; and Premier has all licenses, franchises, permits, certificates, authorizations, consents, licenses and approvals required by law or any governmental authority or agency for (i) the conduct of the Division's business as presently conducted, and (ii) the execution, delivery or performance of this Agreement or any instrument hereunder. Premier has not received notice and has no knowledge that it is in default or noncompliance in any material respect under any of such permits, certificates, consents, approvals, authorizations, orders, licenses, franchises and/or other similar authority. To the best of Premier's knowledge, the consummation of the transactions herein contemplated including, but not limited to, the execution, delivery, and consummation of the Acquisition Documents, do not, and will not, constitute a violation of or default under, conflict with, or

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result in a breach of any judgment, order, award, decree, of any court, administrative agency or governmental body or Law.

         3.6 Assets. Premier has and at Closing will convey, good and marketable title to all of the Assets, free and clear of all claims, liens, security interests and encumbrances of any nature whatsoever. The Assets include all assets used to conduct the Division's business as presently conducted. The machinery, computers and equipment described in Schedule 1.2(b) (ii) will be conveyed in "AS IS" condition without representation or warranty of any kind except as to title.

         3.7 Assumed Agreements. Except as indicated on Schedule 3.7, no consent or other action is necessary in order to assign the Assumed Agreements to the Company. Except as indicated on said Schedule, each of the Assumed Agreement is in full force and effect, there is no default or event which with notice or lapse of time or both would constitute a default under any Assumed Agreement, all sums owing or to be owing thereunder by Premier with respect to the period prior to the Closing have been or prior to Closing shall be paid and satisfied in full, there have been no prepayments by the other party thereto, and, to the best of Premier's knowledge, there is no obligation of Premier giving rise to any right of set-off under any Assumed Agreement.

         3.8 Liabilities. Other than trade payables incurred by the Division in the ordinary course of business after the date of the Balance Sheet, the Division has no liabilities or obligations (whether accrued, absolute, contingent or otherwise) of any nature whatsoever which are not reflected on the Balance Sheet.

         3.9 No Adverse Change. Since June 30, 1995 there has been no material adverse change in the business, assets, liabilities or financial condition of the Division, nor has there been any conducting of the Division's business other than in the ordinary course.

         3.10 Schedules. The following Schedules which are attached hereto contain accurate lists and summary descriptions of the following:

              SCHEDULE 1.2(b) (ii) : All machinery, equipment, computers and furniture used in the Division's business as presently conducted, including serial number (if applicable) and location.

              SCHEDULE 1.2(b) (iii): All privately developed software used in the Division's business as presently conducted.

              SCHEDULE 1.2(b) (vi): All of the Division's contracts for research studies, setting forth the amount of prepayments under each such contract to the extent pertaining to unperformed portions of the contract.

              SCHEDULE 1.2(b) (vii): All of the Division's other leases, licenses and agreements.

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              SCHEDULE 3.10(i): All of Premier's employee profit-sharing, incentive, deferred compensation, welfare, pension, retirement, group insurance and other employee benefit plans, arrangements and practices (including all trust agreements and the most recent determination letters of the United States Internal Revenue Service relating to such plans), relating to the Division or its employees, if any ("Employee Benefit Plans").

              SCHEDULE 3.10(ii): The names and current annual rates of compensation of all the employees and agents of the Division, together with a summary (containing estimates to the extent necessary) of (i) existing bonuses, additional compensation (whether current or deferred) and other like benefits, if any paid to such persons in the two prior fiscal years or subsequent thereto, and (ii) any other payments made by or on behalf of the Division to any labor organization or representative, employee, or agent of any labor organization in the prior fiscal year or subsequent thereto.

              Accurate and complete copies of the leases, agreements, contracts, commitments, plans, arrangements and other documents referred to in the foregoing Schedules have been delivered by Premier to RDW.

         3.11 Labor Contracts. Premier is not and has never been a party to or bound by a labor contract or collective bargaining agreement.

         3.12 Tax Matters. Premier has duly and timely filed with the appropriate governmental agencies (federal, state and local) all tax and other returns required to be filed by it, all of which, to the best of Premier's knowledge, have been accurately prepared. To the best of Premier's knowledge, all federal, state, local and foreign taxes, assessments, interest, and penalties, and all other sums owed to any other governmental authority or agency, whether federal, foreign, state or local (collectively, "Taxes"), due, owing and payable, or which may be due, owing and payable, have been fully paid or duly provided for in the Financial Statements. No claim for Taxes due is being contested by Premier. Premier has received no notice from the Internal Revenue Service ("IRS"), the Illinois Department of Revenue or any other taxing authority of any deficiency or other adjustment which has not been satisfied, and Premier has no knowledge that such a notice may be sent. In no event shall the Company have any liability or obligation with respect to the Taxes owed or to be owing by Premier, including Taxes related to the Division or its operations or properties.

         3.13 Employee Agreements. (i) Except as indicated in Schedule 3.13, Premier has no employment agreements, arrangements, contracts, or understandings, whether written or oral, with any employee, labor organization, representative of any labor organization relating to the Division's employees. To the best of Premier's knowledge, Premier has not violated any laws, regulations, orders or contract terms, affecting the collective bargaining rights of employees, equal opportunity in employment, or employee's health, safety, wages and hours.

             (ii) There are no labor disputes existing, or to the best of Premier's knowledge, threatened, involving strikes, slowdowns, work stoppages, job actions or lockouts of any employees of the Division. There are no unfair labor practices or petitions for election pending before the National Labor Relations Board or any other federal or state labor commission relating to the employees of the Division. No demand for recognition heretofore made by any labor organization is pending with respect to the Division.

         3.14 Employee Benefit Plans. Premier is not and has not been a party to any multi-employer retirement plan. No Employee Benefit Plan is in material violation of any of the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and no prohibited transaction within the meaning of Title I or Title II of ERISA has occurred and is continuing with respect to any such plan. With respect to each Employee Benefit Plan: (i) the minimum funding standards have been met for each year in which Section 302 of ERISA or Section 412 of the Internal Revenue Code of 1986, as amended (the "Code"), were applicable, and no waiver of the minimum funding standards has been requested for any such year, (ii) no events have occurred which are required to be reported to the Pension Benefit Guaranty Corporation ("PBGC") under Section 4043(b) of ERISA, (iii) all premiums required to be paid to the PBGC have been paid, (iv) there is no unfunded liability, (v) such plans as are intended to be qualified under Section 401(a) of the Code have received favorable determination letters from the Internal Revenue Service with respect to such qualified status and at all times have been operated in a manner consistent therewith, and (vi) all report forms or other information required to be filed with any government agency or to be delivered to any plan participant or beneficiary have been filed, distributed or made available.

         3.15 Intellectual Property. (i) Premier owns or has the right to use all the trademarks, trade names, and proprietary rights utilized in the operations of the Division, without any obligation or liability for royalties, fees, or other compensation to any owner, licensor, or other claim to any of the foregoing, and, to the best of Premier's knowledge, without conflict with or infringement upon any right or claimed right of any other person.

             (ii) There have been no claims made against Premier or the Division for assertion of the invalidity, abuse, misuse or unenforceability of any of its or any third party's patents, trademarks, trade names, copyrights or other proprietary rights.

             (iii) Premier owns and has the unrestricted right to use all of the Division's proprietary rights free and clear of any right, lien, encumbrance, charge, or claim of any other person or entity.

             (iv) No patents, copyrights, trade secrets, or other proprietary information are used in the Division's business as presently conducted.

         3.16 Environmental Laws and Hazardous Substances; Etc. The operation and use of the Assets conform in all material respects to all applicable laws, ordinances, regulations, permits, licenses and certificates relating to environmental protection or employee health and safety. Premier has not received any request for information, notice of claim, demand or other notification that

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it is or may be potentially responsible with respect to any investigation or clean-up of any threatened or actual release of any hazardous substance in connection with the conduct of the Division's business. Premier has not stored, deposited, disposed, treated, recycled or transported any hazardous substance arising from the conduct of the Division's business or, to its knowledge, arranged for the transportation of such substances to any location which is listed or proposed for listing under the Resource Conservation and Recovery Act, as amended ("CERCLA") or the United States Resource Conservation and Recovery Act, as amended ("RCRA") or on any similar state list, or which is the subject of federal, state or local enforcement action or other investigations which may lead to claims against Premier, the Division or the Company for clean-up costs, remedial work, damages to natural resources or for personal injury claims including, but not limited to, claims under CERCLA. For the purpose of this paragraph, a "hazardous substance" shall mean the term as defined in RCRA or CERCLA, and the regulations pursuant thereto, and dangerous, toxic or hazardous substances or similar terms under any other state, federal or local law, and any other applicable environmental, land use or similar act, statute, ordinance or regulation or as alleged or determined at common law.

         3.17 Disclosure. No representation or warranty of Premier made in this Agreement or as provided herein contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

                                   ARTICLE IV

                      Representations and Warranties of RDW
                      -------------------------------------

         RDW hereby represents and warrants to Premier as of the date hereof and the time of the Closing as follows:

         4.1 Organization. RDW is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified as a foreign corporation in all jurisdictions wherein the character of the property owned or leased or the nature of the business transacted by it makes qualification as a foreign corporation necessary, except for such failures to be so qualified which do not, individually or in the aggregate, have a material adverse effect upon RDW or its assets or financial condition, and has the corporate power to own its properties and carry on its business.

             (b) Corporate Authority, Etc. All requisite corporate action has been taken to authorize the execution, delivery and performance of this Agreement and the Operating Agreement by RDW. Such documents have been or at Closing will be duly executed and delivered by RDW and constitute or will constitute the legal, valid and binding obligations of RDW, enforceable in accordance with their respective terms.

             (c) Consents, Etc. The consummation of the transactions contemplated by this Agreement will not (i) require the consent, approval, authorization or order of any court or governmental authority, or (ii) constitute a violation of or default under, conflict with, or result in a breach

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of (A) any judgment, order, award, decree, of any court, administrative agency or governmental body or laws to which RDW is subject, or (B) any agreement or instrument to which RDW is a party or by which it is bound. There are no decrees, injunctions or orders of any court or governmental department or agency affecting RDW's ability to consummate the transactions contemplated hereunder.

             (d) Organization of the Company; Etc. The Company is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware which will be, upon the execution and delivery of the Operating Agreement as contemplated hereby, duly organized. Upon the execution and delivery of the Assumption Agreement by the Company as contemplated hereby, such document will constitute the legal, valid and binding obligation of the Company, enforceable in accordance with its terms. The Company is newly-formed, has not conducted business, and has no debts, liabilities or obligations, except for non-material amounts arising in the organizational process.

         4.2 Litigation. There is no litigation, proceeding or governmental investigation pending or, to the best knowledge of RDW, threatened against RDW which could have a material adverse effect on RDW.

         4.3 Compliance with Laws. To the best of RDW's knowledge: RDW has complied in all material respects with all laws relating to its business, and the consummation of the transactions herein contemplated including, but not limited to, the execution, delivery and consummation of the Acquisition Documents, do not, and will not, constitute a violation of or default under, conflict with, or result in a breach of any judgment, order, award, decree, of any court, administrative agency or governmental body or Law.

         4.4 Tax Matters. RDW has duly and timely filed with the appropriate governmental agencies (federal, state and local) all tax and other returns required to be filed by it, all of which, to the best of RDW's knowledge, have been accurately prepared. To the best of RDW's knowledge, all Taxes due, owing and payable, have been fully paid or duly provided for. No claim for Taxes due is being contested by RDW. RDW has received no notice from the IRS or any other taxing authority of any deficiency or other adjustment which has not been satisfied, and RDW has no knowledge that such a notice may be sent.

         4.5. Disclosure. No representation or warranty of RDW made in this Agreement or as provided herein contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

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                                    ARTICLE V

                  Conditions Precedent to Premier's Obligation
                  --------------------------------------------


         The obligations of Premier at the Closing shall be subject to the satisfaction of the following conditions precedent at Closing (each of which may be waived by Premier):

         5.1 Representations. All representations and warranties of RDW contained herein shall be true and correct on the Closing Date as if made on such date; all agreements of RDW contained herein shall have been complied with; and Premier shall have received a certification of RDW, dated the Closing Date and executed by RDW's President or Vice President, to each such effect.

         5.2 Operating Agreement. The Operating Agreement shall have been executed and delivered by Premier and RDW.

         5.3 Assumption Agreement. The Company shall execute and deliver to Premier the Assumption Agreement.

         5.4 Opinion of Counsel. RDW shall have delivered to Premier an opinion, dated the Closing Date, of its counsel, Archer & Greiner, to the effect that:

             (i) RDW is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power to carry on its business as it is then being conducted.

             (ii) The execution, delivery and performance by RDW of this Agreement and the Operating Agreement have been duly authorized and approved by all requisite action and such documents have been duly executed and delivered by RDW and each constitutes the valid and binding obligation of RDW enforceable in accordance with its terms.

             (iii) The Company is a limited liability company duly organized, validly existing and in goodstanding under the laws of the State of Delaware, and has the power to carry on its contemplated business.

             (iv) The execution, delivery and performance by the Company of the Assumption Agreement has been duly authorized and approved by all requisite action and such document has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable in accordance with its terms.


                                   ARTICLE VI

           Conditions Precedent to RDW's and the Company's Obligations
           -----------------------------------------------------------

         The obligations of RDW and the Company at the Closing shall be subject to the satisfaction of the following conditions precedent at Closing (each of which may be waived by RDW):

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         6.1 Representations. All representations and warranties of Premier contained herein shall be true and correct on the Closing Date as if made on such date; all agreements of Premier contained herein shall have been complied with; and RDW shall receive a certification, dated the Closing Date, of Premier, executed by Premier's President or Vice President, to each such effect.

         6.2 Operating Agreement. The Operating Agreement shall have been executed and delivered by RDW and Premier.

         6.3 Instruments of Conveyance and Transfer. The Company shall receive from Premier such deeds, bills of sale, endorsements, assignments, and other good and sufficient instruments of conveyance and transfer as are effective to transfer to the Company Premier's title to the Assets as provided in this Agreement and, simultaneously with such delivery, Premier shall take or cause to be taken all such other steps as are requisite to put in actual possession and operating control of the Assets.

         6.4 UCC Searches. Premier shall have delivered to RDW certified copies of Requests for Information (Form UCC-11) or equivalent reports from all appropriate offices, listing all effective financing statements which name Premier (under its present name, any trade names of Premier (including the Division's name) and any previous names) as debtor, together with copies of such financing statements, none of which shall cover any of the Assets to be transferred hereunder.

         6.5 Payment. The Company shall have received from Premier, by wire transfer, an amount of cash equal to the sum of (a) the amount to be paid pursuant to paragraph 1.2(b)(i), plus (b) the sum of all prepayments under the Division's contracts for research studies to the extent pertaining to unperformed portions of the contract.

         6.6 Due Diligence Investigations. The results of the due diligence investigations referred to in paragraph 9.7 below shall have been satisfactory to RDW in its reasonable discretion.

         6.7 Opinion of Counsel. Premier shall have delivered to RDW an opinion, dated the Closing Date, of its counsel, Green, Stewart & Farber, P.C., to the effect that:

             (i) Premier is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as it is then being conducted.

             (ii) The execution, delivery and performance by Premier of the Acquisition Documents have been duly authorized and approved by all requisite action, and such Acquisition Documents have been duly executed and delivered by Premier and each constitutes the valid and binding obligation of Premier enforceable in accordance with its terms.

             (iii) The execution, delivery and performance by Premier of each of the Acquisition Documents will not (a) result in a breach of any provision of the Certificate of Incorporation or by-laws of Premier, (b) conflict with or result in a breach of any order of any court or governmental agency, or (c) to such counsel's knowledge, without independent investigation, result in a breach of or constitute a default under any contract, instrument or agreement to which Premier is a party (including without limitation the Assumed Agreements) or by which any of its properties or assets are bound.

             (iv) To such counsel's knowledge, Premier is not engaged in or involved with any pending or threatened litigation, or administrative proceeding
(a) which relates to the execution, delivery or performance of the Acquisition Documents, or (b) which would, if adversely determined, cause any material adverse change in the property, financial condition or business operations of the Division.


                                   ARTICLE VII

                   Mandatory Conversion of Membership Interest
                   -------------------------------------------

         7.1 Anything in this Agreement or the Certificate of Formation or Operating Agreement of the Company to the contrary notwithstanding, the membership interest in the Company issued to Premier at the Closing (whether then owned by Premier or some other party) shall automatically, and without any further action, be converted into the right to receive shares of the common stock of RDW, in the amount specified in paragraph 7.2 below, upon and at the time of an IPO or a Sale of RDW, as defined in paragraph 7.3 below. Such conversion shall be effective simultaneously with the closing of the IPO or Sale, as applicable. Upon such conversion, the entire interest of Premier, or its successors-in-interest, in the Company, including their respective membership interests therein, shall terminate and be converted solely into the right to receive the common stock of RDW, as specified herein.

         7.2 Upon a mandatory conversion as described in paragraph 7.1, Premier and/or its successors-in-interest shall receive a number of shares (rounded to the nearest whole number) equal to the percentage, as indicated in the next sentence, of the number of issued and outstanding shares of the common stock of RDW immediately preceding the closing of the IPO or Sale, as applicable. The percentage referred to in the preceding sentence shall equal 7.5%, plus one-tenth of one percent (0.1%) per every $100,000 of contracts, or letter of intent for contracts, obtained by the Company on or before December 31, 1995 from the businesses listed on Schedule 7.2, up to but not exceeding 10% in the aggregate.

         7.3 The following terms, when utilized herein, have the indicated meanings:

             "IPO" means the first sale by RDW of shares of its common stock in an underwritten, registered public offering.

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             "Sale" means any of the following events: (i) a sale of
substantially all the assets of RDW, other than to any corporation or limited liability company (a "related corporation") the majority of whose voting capital stock is owned by one or more of UM Holdings, Ltd. or its subsidiaries (collectively, "UM"), John Aglialoro, Joan Carter, or any corporation or limited liability company controlled by John Aglialoro and/or Joan Carter and/or the estate of John Aglialoro or Joan Carter; or (ii) a sale or transfer of the capital stock of the Company (other than in the IPO) resulting in a majority of the voting capital stock of RDW being owned by other than one or more of UM, John Aglialoro, Joan Carter, the estate of John Aglialoro or Joan Carter or a related corporation; or (iii) a merger or consolidation involving RDW having the same effect as a sale or transfer of stock as described in clause (ii).


                                  ARTICLE VIII

          Covenants with Respect to the Operations of the Company, Etc.
          -------------------------------------------------------------

         The parties covenant and agree with each other as follows with respect to the on-going operations and affairs of the Company:

         8.1 Financial Statements. Etc. RDW covenants that (i) it will provide to Premier (x) within 120 days after the end of each fiscal year, annual financial statements for the Company and (y) within 30 days after each month, monthly financial statements for the Company; and (ii) it will invite Premier to attend all management meetings of the Company, which will be held not less frequently than quarterly.

         8.2 Investigator Sites. RDW agrees that the Company will provide to Premier advance notice with respect to its studies, which notice shall set forth a deadline for response consistent with the requirements for such study and the material terms of such study. In the event that a Premier affiliated hospital is qualified and meets the needs of such study, can work within the budget for such study, and can respond within the time frame for such study, such Premier affiliated hospital shall be utilized as the investigation site in connection therewith.

         8.3 Access to Certain Information. The Company will be provided access to existing information concerning Premier's pharmaceutical contacts and information from Premier's databases with respect to Premier's affiliated hospitals' patients and physicians for use in connection with its studies. The Company will enter into any customary form of confidentiality agreement in connection therewith as may be reasonably specified by Premier.

         8.4 Working Capital Requirements. RDW agrees to fund the working capital requirements of the Company during the three year period following the Closing, as reasonably determined by RDW. Such funding may be by means of capital contributions to the Company, by loans which will be upon commercially reasonable terms, or a combination of both, in the discretion of RDW. This funding by RDW shall not affect the number of limited liability units of the Company held by Premier and RDW.

        8.5 Sublease of Space. From and after the Closing until January 1,
1996, the Company shall have the right to utilize, without payment of rent or other charge, the Division's existing space located at Three Westbrook Corporate Center, Westchester, IL and the equipment and systems located thereat. The Company will utilize such space, systems and equipment in such a manner so as not to cause undue confusion or burden upon the other activities of Premier presently conducted at this facility. The Company shall utilize the same care in the use of such space, systems and equipment as it utilizes with respect to its own space, systems and equipment. The Company shall be responsible for any harm or damage done during such period solely to the extent that the same is (i) caused as a result of its negligence or willful misconduct and (ii) is not covered by insurance. Included within such sublease, at no cost to the Company, shall be utilities, repair and maintenance, depreciation and insurance. Company will be responsible for direct costs of telephone, postage and office supplies; however, the Company shall not be responsible for any general allocation for such items. If the Company does not utilize or vacates such space, the Company shall have the right to leave at the space any or all of the fixed assets described in Schedule 1.2(b) (ii) at no cost to the Company.

         8.6 Cash Management System. The Company shall be permitted to participate in the cash management program of RDW's parent, without charge. All cash placed through this system, until returned to the Company, will constitute a receivable to the Company, unless designated a cash flow distribution, in which case Premier shall receive a pro rata (based upon its relative interest in the Company) cash flow distribution.

         8.7 UM Corporate Allocation Fee. Notwithstanding any contrary provision contained herein or in the Operating Agreement, RDW's parent, UM Holdings, Ltd., shall have the right to receive a management fee, which shall be equal to 10% of the Company's earnings before interest, taxes, depreciation and amortization, as indicated on its annual financial statements.

         8.8 Certain Services. Premier agrees to provide services to the Company in the area of publicity and communications consulting, preparation of data base reports, and set-up services for the computer networks and telecommunications networks at the Company's offices. These services, together with ongoing access to Premier's staff and resources, will be available to the Company on a no-cost basis, as mutually agreed from time to time by the parties.


                                   ARTICLE IX

                               Further Agreements
                               ------------------

         The parties further agree as follows:

         9.1 Further Assurances. Premier, the Company and RDW each agree that it will, upon request of the other at any time after the Closing Date and without further consideration, execute and deliver such other documents and instruments and take such other action as may reasonably be requested to carry out more effectively the purpose and intent of this Agreement. Premier agrees that it will provide any consents requested by the Company and/or RDW for the Company and/or RDW to use, or register as a trademark/service mark, the name "Premier Research" in the pharmaceutical and medical device fields.

         9.2 Waiver of Bulk Sales Law. The parties hereto hereby waive compliance with the Bulk Sales Law of any state in connection with the sale and purchase hereunder.

         9.3 Conduct of Division's Business. Pending the Closing, Premier shall not permit:

             (i) any conduct of the Division's business other than in the ordinary course;

             (ii) any increase in the compensation payable or to become payable to any of the Division's employees or agents or any bonus, incentive compensation, service award or other like benefit, granted, made or accrued, contingently or otherwise, to or to the credit of any thereof, or any employee welfare, pension, retirement, profit-sharing or similar payment or arrangement or union or collective bargaining agreement made or agreed to by Premier pertaining to the Division's employees;

             (iii) any borrowing or lending of money by Premier relating to the Assets or the Division;

             (iv) any capital expenditure, or incurring of liability therefor, by the Division, other than in the ordinary course; or

             (v) any material failure on the part of the Division to use its best efforts to preserve its business organization intact, to keep available the services of its present officers and employees, and to preserve for the Company the business and the goodwill of its suppliers, customers, referring sources and others having business relations with it.

         9.4 Transition. Premier agrees to take any reasonable action requested by RDW in order to promote the smooth transition of the Division's business to the Company, including without limitation the transfer to the Company of the Division's business and operating procedures, and know-how used in the Division's business as presently conducted.

         9.5 Books and Records. Premier acknowledges that included within the Assets are all the books, records and files (including records stored in computers) relating to the Division and its business, other than tax returns and filings and portions of records that do not relate to the Division and its business. All thereof shall be delivered to the Company at Closing. At reasonable times and upon reasonable notice (i) the Company will make available for inspection by Premier all books and records of the Division transferred to it hereunder and (ii) Premier shall make available for inspection by RDW or the Company all other books and records of Premier relating to the business to be transferred hereunder and reasonably required by RDW or the Company.

        9.6 Employees. The Company shall have the right, but not the obligation, to offer to employ any and all of the Division's employees. Premier acknowledges that, while no definitive decision has been made at the date of this Agreement, RDW reserves the right to move the Company's operations from Chicago.

         9.7 Investigations by RDW. RDW may prior to the Closing Date, through its employees, agents and representatives, make or cause to be made such investigations during normal and reasonable business hours as it deems necessary or advisable of the properties, assets, businesses, books and records of the Division. In such regard, Premier shall permit RDW and its employees, agents and representatives to have full access to the premises of the Division and all books and records of the Division, and Premier shall furnish to RDW such financial, operating and technical data and other information as RDW shall from time to time reasonably request.

         9.8 Investigations by Premier. Premier may, prior to the Closing Date, through its employees, agents and representatives, make or cause to be made such investigations during normal and reasonable business hours as it deems necessary or advisable of the properties, assets, businesses, books and records of RDW, to the extent relevant to this transaction.

         9.9 Right of Offset. The right of Premier to receive payments or distributions as a member of the Company or otherwise under this Agreement or the Operating Agreement is subject to any and all defenses of RDW or the Company based upon, or arising out of, breach of any representation, warranty, covenant or indemnity obligation for which Premier shall be liable to RDW or the Company, and RDW or the Company or both may, after giving Premier written notice and a ten (10) day opportunity to cure, elect to offset against the payment (or, to the extent necessary, payments) next due hereunder or thereunder amounts for which Premier is so liable. Acceptance by Premier of any payments so reduced by offset shall not be deemed an accord, compromise or waiver of rights, including a waiver of right to dispute the offset, and failure by RDW or the Company to utilize the offset mechanism shall not be deemed a relinquishment, forgiveness, waiver, bar or defense in respect of any claim or right (including the continuing right to offset) of RDW and the Company. In the event of any suit or other legal proceeding arising out of a contest to an offset under this Section, the prevailing party shall be entitled to recover from the other party upon a final judgment on the merits (i) reasonable attorneys' fees, expenses, and costs incurred in such suit or other legal proceeding and (ii) if Premier is the prevailing party, interest on the offset as determined by the Court.


                                    ARTICLE X

                                 Indemnification
                                 ---------------

         10.1 Premier agrees to indemnify, defend and hold harmless RDW and the Company from and against any loss, costs, damages, or expense (including reasonable attorneys' fees) arising from or relating to:

             (i) Any and all liabilities or obligations of Premier, including without limitation, liabilities, obligations and claims arising from any matter related to the Division occurring before the Closing Date (including claims relating to acts or omissions of the Division or its employees or agent prior to the Closing, whether such claims are made prior to or after the Closing Date and including without limitation any claim(s) by Medco), unless such liability or obligation is specifically assumed by the Company pursuant to the terms of the Assumption Agreement;

             (ii) Any and all damage or deficiency resulting from any misrepresentation, omission, breach of warranty or non-fulfillment of any covenant or agreement on the part of Premier under this Agreement or any certificate, schedule, exhibit, bill of sale, assignment, agreement not to compete, lease or other agreement furnished or to be furnished by Premier under this Agreement or any document executed in connection herewith; and

             (iii) Any and all actions, suits, proceedings, demands, assessments, judgments, costs and expense, including reasonable attorneys' fees, incident to any of the foregoing.

         10.2 RDW agrees to indemnify, defend and hold harmless Premier and the Company from and against any loss, cost, damage or expense (including reasonable attorney's fees) arising from or relating to any misrepresentation, omission, breach of warranty or non-fulfillment of any covenant or agreement made by RDW herein or any document delivered hereunder. RDW also agrees to indemnify, defend and hold harmless Premier from and against any loss, cost, damage or expense (including reasonable attorneys' fees) arising from or relating to any liability or obligation expressly assumed by the Company under the Assumption Agreement.

         10.3 The Company agrees to indemnify, defend and hold harmless Premier from and against any loss, cost, damage or expense (including reasonable attorneys' fees) arising from or relating to any liability or obligation expressly assumed by the Company under the Assumption Agreement.

         10.4 Any claim for indemnity under this Article X shall be made by written notice to the indemnifying party specifying in reasonable detail the basis of the claim. The indemnified party agrees to give prompt written notice to the indemnifying party of any claim by a third party against the indemnified party which might give rise to a claim against the indemnifying party under this
Article X, stating the nature and basis of such claim and, if ascertainable, the amount thereof. In connection with any such third party claim, the indemnifying party may, at its election and expense, assume the defense of such third party claim, provided that the indemnifying party shall have acknowledged in writing its obligation to indemnify in respect of such third party claim. If the indemnifying party shall not have elected to so assume the defense of such third party claim, it shall have the right to participate in the defense of such third party claim and no such third party claim shall be settled without the consent of the indemnifying party, provided that the indemnifying party shall have acknowledged in writing its obligation to indemnify in respect of such third party claim.

                                   ARTICLE XI

                                  Miscellaneous
                                  -------------

         11.1 Expenses. RDW, Premier and the Company each agrees to pay its own costs and expenses in connection with the transactions contemplated by this Agreement, including without limitation legal and accounting expenses. Premier will be responsible for any sales, transfer or similar taxes which may arise due to the transfer of the Assets as contemplated hereby. Premier has an obligation under a separate agreement to pay a broker in connection with this transaction. Premier will pay such broker and will indemnify, defend and hold RDW and the Company harmless for any loss, cost, damage, or expense (including reasonable attorneys' fees) arising from any claim by such broker. RDW and Premier each represents and warrants to the other that it has not dealt with any third party in such manner as to cause the other party or the Company to be liable in any respect of any broker's or finder's commissions.

         11.2 Survival. Notwithstanding any presumption to the contrary, all representations, covenants, warranties and agreements contained in this Agreement shall survive the Closing.

         11.3 Law; Benefit. The provisions of this Agreement shall be construed in accordance with the laws of the State of Pennsylvania. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         11.4 Notices. Any notice, request, demand, consent, approval, or other communication required or permitted under this Agreement will be written and will be deemed to have been given (i) when personally delivered or sent by telecopy, or (ii) on the next day after delivery to a nationally-recognized express delivery service with instructions for overnight delivery; or (iii) on the third day after it is deposited in any depository regularly maintained by the United States postal service, postage prepaid, certified or registered mail, return receipt requested, addressed to the following address or to such other address as the party to be notified shall have specified to the other party in accordance with this paragraph:

                  If to RDW or the Company:

                           Research Data Worldwide
                           124 S. 15th Street
                           Philadelphia, PA 19102
                           Attn: President
                           Facsimile No.: 215-972-0414

                           With required copies to:

                           UM Holdings, Ltd.
                           56 Haddon Avenue
                           Haddonfield, NJ 08033
                           Attn:  Arthur Hicks, Vice President
                             Chief Financial Officer
                           Facsimile No:  (609) 354-2216

                           Archer & Greiner,
                           A Professional Corporation
                           One Centennial Square
                           Haddonfield, New Jersey 08033
                           Attn:  James H. Carll, Esquire
                           Facsimile No:  (609) 795-0574

                           If to Premier:

                           Premier Health Alliance, Inc.
                           Three Westbrook Corporate Center
                           Ninth Floor
                           Westchester, IL 60154
                           Attn:  Connie Woodburn
                           Facsimile No:  (708) 409-3499

                           With a required copy to:

                           Green, Stewart & Farber, P.C.
                           Three Westbrook Corporate Center
                           Ninth Floor
                           Westchester, IL 60154
                           Attn:  Keith R.  Anderson, Esq.
                           Facsimile No:  (708) 409-4105.

         11.5 Entire Agreement; Etc. This Agreement sets forth the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings of the parties with respect thereto. This Agreement may be amended or supplemented solely by a writing executed by the parties hereto.

         11.6 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

         11.7 Headings. The headings preceding the text of this Agreement are inserted solely for convenience of reference and shall not constitute a part of this Agreement nor affect its meaning, construction or effect.

         11.8 The Company to be Bound: Upon the organization of the Company, the Company shall automatically become bound by the terms hereof.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the day and year first above written.

                                            RESEARCH DATA WORLDWIDE, LTD.


                                            By: ________________________________



                                            PREMIER HEALTH ALLIANCE, INC.


                                            By: ________________________________



                                            CONTRACT RESEARCH WORLDWIDE, L.L.C.

                                            By: Research Data Worldwide, Ltd.,
                                                Manager


                                            By: ______________________________
                                                   Joel Morganroth, President


                                       20